UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2012, we entered into the Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association (the “Bank”), amending certain terms and conditions of the Amended and Restated Credit Agreement, dated as of January 14, 2011 (the “Credit Agreement”). A description of material terms of the Third Amendment is hereby incorporated by reference from Item 2.04 of this Report.

Item 2.02	Results of Operations and Financial Condition.

On February 2, 2012 Intermec, Inc. (“we,” “our” or “the company”) issued a press release announcing our preliminary financial results for the fourth fiscal quarter and year ended December 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference (the “ February 2, 2012 Press Release”).

The February 2, 2012 Press Release includes the following Non-GAAP financial measures for the three and twelve months ended December 31, 2011:

•	operating income;

•	net earnings;

•	earnings per diluted share;

•	earnings before interest, taxes, depreciation and amortization (EBITDA); and

•	gross margins.

The February 2, 2012 Press Release briefly describes two significant non-cash expenses recorded by the company pursuant to GAAP. They are the recording of valuation allowances of $21.4 million against the company’s deferred tax assets and a $5.6 million expense for previously capitalized legal costs incurred in the case Intermec Technologies Corporation v. Palm, Inc., Civil Action No. 1:05-cv-00147-SLR, United States District Court for the District of Delaware (the “Palm Case”). Both are discussed more completely in Item 2.06 below.

The February 2, 2012 Press Release also includes a forecast or outlook for the full year and first quarter 2012 Non-GAAP earnings per diluted share. Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings, in the Reconciliation of GAAP to Non-GAAP Gross Margins, and in the Reconciliation of GAAP to Non-GAAP Outlook, attached to the February 2, 2012 Press Release.

The February 2, 2012 Press Release also includes supplemental information regarding the calculation of earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding restructuring charges, costs related to acquisitions and certain accounting adjustments, amortization of intangibles, non-cash stock based compensation expenses, and non-cash expense and impairment charges provides supplemental information useful to investors’ and management’s understanding of the company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

The foregoing information in this Item 2.02 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.04	Triggering Event that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

The company is party to an Amended and Restated Credit Agreement dated as of January 14, 2011, as amended (the “Credit Agreement”), with Wells Fargo Bank, National Association (the “Bank”). The Credit Agreement includes covenants requiring the company to meet certain minimum financial performance thresholds, including certain provisions of a covenant relating to annual net income after taxes and adjusted net income for the four quarters ending with the then-current fiscal quarter (the “Net Income Covenant”).

In connection with the company’s evaluation of the impairments described in Item 2.06 below, the company informed the Bank that upon completion of its procedures for closing its financial records for the quarter and year ended December 31, 2011, it did not expect to be, in compliance with the Net Income Covenant as defined in the Credit Agreement, due to the write-off of the previously capitalized legal costs and the deferred tax valuation allowances described in Item 2.06 below. The company’s failure to be in compliance with these covenants would, unless waived by the Bank, constitute an event of default under the Credit Agreement and could give the Bank, among other remedies, the right to declare all obligations under the Credit Agreement immediately due and payable. The company and the Bank promptly commenced discussions to amend the financial covenants under the Credit Agreement to allow for these charges.

On February 2, 2012 the company and the Bank agreed upon and executed a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”). Under this amendment, the Net Income Covenant has been modified to require $1 dollar of net income before taxes for the period ending December 31, 2011, and to allow for add back of a $5.6 million charge for previously capitalized legal fees (described in Item 2.06 below), in addition to other adjustments already provided for. Further, the quarterly Net Income Covenant has been amended to require that, with respect to the company’s pre-tax income for the four quarters ending with the first quarter of 2012, the adjusted pre-tax income for the fourth quarter of 2011 will add back the $5.6 million of expense for previously-capitalized legal fees charged to that period described in Item 2.06 below.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference. A copy of the Credit Agreement is incorporated herein by reference as Exhibit 10.2, a copy of the First Amendment to Amended and Restated Credit Agreement, dated as of March 3, 2011, by and between Intermec, Inc. and Wells Fargo Bank, National Association is incorporated herein by reference as Exhibit 10.3, and a copy of the Second Amendment to Amended and Restated Credit Agreement, dated as of December 21, 2011, by and between Intermec, Inc. and Wells Fargo Bank, National Association is incorporated herein by reference as Exhibit 10.4.

Item 2.06	Material Impairments.

Deferred Tax Asset Valuation Allowance

In the process of completing the company’s procedures for closing its financial records for the period ended December 31, 2011, the company determined that it would record an additional valuation allowance of $21.4 million against the company’s net deferred tax assets. This action results in a non-cash expense in the fourth fiscal quarter of 2011, in the amount of the valuation allowance. The company’s net deferred tax assets totaled approximately $226 million as of the year ended December 31, 2011 after recording this additional allowance.

A valuation allowance is required if it is more likely than not that all or part of a deferred tax asset cannot be realized in the future. The likelihood of the company realizing all or part of the value of its deferred tax asset depends on it having sufficient taxable income in the relevant tax jurisdictions. GAAP principles require assessing the expected level of taxable income the company will have in the future based on all relevant evidence, both positive and negative, with the greatest weight being given relevant, objective evidence. One of the most difficult forms of negative evidence to overcome is a cumulative loss in recent years. The three-year period used in analyzing whether or not our deferred tax assets could be realized includes 2009, 2010 and 2011. The allowance applies to deferred tax assets primarily in the U.S., but also in Singapore and Japan.

A valuation allowance will be maintained until a change in circumstances indicates that the deferred taxes are realizable. At such time, the valuation allowance would be reversed as a benefit in our results of operations. The company currently anticipates that sufficient taxable income will be generated in future years to ultimately realize the existing deferred tax benefits and expects to reverse some or all of the valuation allowance once it has demonstrated the appropriate levels of profitability.

Expense of Previously Capitalized Legal Costs Related to the Palm Case

As previously disclosed, we capitalize external legal costs incurred in the defense of our patents when we believe that there is an evident increase in the value of the patent and that the successful outcome of the legal action is probable. During the course of any legal action, the court where the case is pending makes decisions and issues rulings of various kinds, which may be favorable or unfavorable. We monitor developments in the legal action, the legal costs incurred and the anticipated outcome of the legal action, and assess the likelihood of a successful outcome based on the entire action. If changes in the anticipated outcome occur that reduce the likelihood of a successful outcome to less than probable, the capitalized costs would be charged to expense in the period in which the change is determined.

As most recently reported in our Report on Form 10-Q for our third fiscal quarter of 2011, as of October 2, 2011 and December, 31, 2010, $13.0 and $12.4 million of legal patent costs had been capitalized, respectively, for the external legal costs that we incurred for all patents in our patent portfolio, and that met the capitalization standard described above. These capitalized costs are recorded in other assets on our condensed consolidated balance sheets.

On January 18, 2012 the United States Court of Appeals for the Federal District Court issued a ruling (the “Court of Appeals Decision”) in the case Intermec Technologies Corporation v. Palm, Inc., Civil Action No. 1:05-cv-00147-SLR, United States District Court for the District of Delaware (the “Palm Case”) affirming the September 14, 2010 decision of the United States District Court for the District of Delaware (the “District Court Decision”). While we are reviewing the effect of this recent ruling and evaluating all of our options in this case, based on applicable accounting guidance including guidance regarding the effect of events occurring after a fiscal period ends but before the financial results for that period are completed and filed, we have determined that all of the capitalized fees related to the Palm Case will be reflected as expense in the fourth quarter of 2011. This will result in a non-cash charge of $5.6 million in that period. The District Court Decision and the Court of Appeals Decision address the validity of certain Intermec patents and whether or not Palm infringed any of them. Both decisions uphold the validity of the Intermec patents at issue, but they also find no infringement. Ancillary issues raised at the District Court were suspended in light of Intermec’s appeal, and await adjudication.

As of December 31, 2011, after reflecting the expense of the capitalized fees as described above, the balance of capitalized legal patent costs is $7.4 million. These capitalized legal patent costs relate to Alien Technologies Corporation v. Intermec, Inc., et al., Civil Action No. 3:06-cv-0051, United States District Court for the District of North Dakota, Southeastern Division. They do not relate to the Palm Case and are not affected by the ruling in that case. We currently believe that the remaining amounts continue to meet the capitalization standard described above.

Item 7.01	Regulation FD Disclosure.

February 2, 2012 Press Release

In the February 2, 2012 Press Release, we announced our outlook for the first fiscal quarter of 2012 with respect to our anticipated range of revenues, our anticipated range of GAAP diluted earnings per share, and our anticipated range of Non-GAAP diluted earnings per share excluding acquisition and restructuring-related costs, amortization of acquired intangibles, and deferred services revenue acquisition-related adjustments.

Forward-Looking Statements

Statements made in this filing and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our view of general economic and market conditions, our sales, revenue, expense, earnings or financial outlook for the current or any future period, our cost reduction plans, our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, the potential benefits resulting from acquired businesses, and about the applicability of accounting policies used in our financial reporting. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at ww.intermec.com.

The foregoing information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of February 2, 2012, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association.

10.2	Amended and Restated Credit Agreement, dated as of January 14, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association (filed as Exhibit 10.2 to Intermec’s current report on Form 8-K dated January 14, 2011 and incorporated herein by reference).

10.3	First Amendment to Amended and Restated Credit Agreement, dated as of March 3, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association (filed as Exhibit 10.1 to Intermec’s current report on Form 8-K dated March 3, 2011 and incorporated herein by reference).

10.4	Second Amendment to Amended and Restated Credit Agreement, dated as of December 21, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association (filed as Exhibit 10.1 to Intermec’s current report on Form 8-K dated December 21, 2011 and incorporated herein by reference).

99.1	Press release issued by Intermec, Inc. on February 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc. (Registrant)

Date: February 2, 2012	By:	/s/ Robert J. Driessnack
Robert J. Driessnack
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of February 2, 2012, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association.

10.2	Amended and Restated Credit Agreement, dated as of January 14, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association (filed as Exhibit 10.2 to Intermec’s current report on Form 8-K dated January 14, 2011 and incorporated herein by reference).

10.3	First Amendment to Amended and Restated Credit Agreement, dated as of March 3, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association (filed as Exhibit 10.1 to Intermec’s current report on Form 8-K dated March 3, 2011 and incorporated herein by reference).

10.4	Second Amendment to Amended and Restated Credit Agreement, dated as of December 21, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association (filed as Exhibit 10.1 to Intermec’s current report on Form 8-K dated December 21, 2011 and incorporated herein by reference).

99.1	Press release issued by Intermec, Inc. on February 2, 2012.